QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-44854) pertaining to the Perficient, Inc. 401(k) Employee Savings Plan, the Registration Statements (Form S-8 No. 333-42626 and Form S-8 No. 333-75666) pertaining to the Perficient, Inc. 1999 Stock Option/Stock Issuance Plan and the Registration Statements (Form S-3 No. 333-42624 and Form S-3 No. 333-89076) of our report dated January 9, 2004, with respect to the consolidated financial statements of Perficient, Inc. and Subsidiaries included in the Annual Report (Form 10-KSB) for the year ended December 31, 2003.

                      /s/ Ernst & Young LLP

Austin, Texas
March 26 , 2004

QuickLinks

  Exhibit 23.1
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS